EXHIBIT 99.1

Northern Technologies International Corporation Reports Record Financial Results for Fiscal 2018

MINNEAPOLIS, Nov. 13, 2018 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (NASDAQ: NTIC), a leading developer of corrosion inhibiting products and services, as well as bio-based and biodegradable polymer resin compounds, today reported its financial results for the fourth quarter and full year of fiscal 2018.

Fourth quarter fiscal 2018 financial and operating highlights include (with growth rates compared to fourth quarter of fiscal 2017):

  Consolidated net sales increased 35.3% to a quarterly record $14,744,000
  ZERUST® net sales increased 23.8% to $11,272,000
  ZERUST® oil and gas sales increased 281.2% to $1,648,000
  ZERUST® product net sales include sales of $3,331,000 from NTIC China, which represents an increase of 49.1%
  Natur-Tec® net sales increased 93.6% to a quarterly record $3,472,000
  Joint venture operating income increased 6.0% to $3,252,000
  Net income attributable to NTIC increased 54.7% to $2,142,000
  Net income per diluted share attributable to NTIC increased 50.0% to $0.45

Full year fiscal 2018 financial and operating highlights include (with growth rates on a fiscal year-over-year basis):

  Consolidated net sales increased 30.0% to an annual record $51,425,000
  ZERUST® net sales increased 26.2% to $41,374,000
  ZERUST® oil and gas sales increased 78.3% to $3,067,000
  ZERUST® product net sales include sales of $12,507,000 from NTIC China, which represents an increase of 73.1%
  Natur-Tec® product net sales increased 48.2% to an annual record $10,051,000
  Joint venture operating income increased 20.4% to $13,670,000
  Net income attributable to NTIC increased 95.8% to $6,701,000
  Net income per diluted share attributable to NTIC increased 90.7% to $1.43

“NTIC ended fiscal 2018 with record net sales and net income per diluted share as a result of strong demand across many of our global markets, the successful execution of our business plan, and the positive contribution of our emerging business units,” stated Patrick Lynch, President and Chief Executive Officer of NTIC.  “For fiscal 2018, NTIC enjoyed robust demand and market share growth for our ZERUST® solutions, as sales at our global JV’s increased nearly 19% for the year, and total ZERUST® net sales increased over 26%.  Sales at NTIC China and Natur-Tec jumped forward in fiscal 2018 and, in combination, contributed approximately $22,500,000 or nearly 44% of fiscal 2018’s consolidated sales.  NTIC China and Natur-Tec recorded sales growth of 73.1% and 48.2%, respectively, and both businesses contributed to full-year operating income.  We expect NTIC China and Natur-Tec to be key contributors in fiscal 2019 and beyond.”

NTIC’s consolidated net sales increased 35.3% to $14,744,000 during the three months ended August 31, 2018, compared to $10,901,000 for the three months ended August 31, 2017.  Consolidated net sales across most business segments were up for the fourth quarter driven primarily through increased demand of ZERUST® industrial rust and corrosion inhibiting packaging products in China, strong oil and gas product demand, and significantly higher Natur-Tec® product sales.  For the full year of fiscal 2018, consolidated net sales increased 30.0% to $51,425,000, compared to $39,569,000 last fiscal year.

The following table sets forth NTIC’s net sales by product category for the three months and fiscal year ended August 31, 2018 and 2017 by segment:

	Three Months Ended
	August 31, 2018	% of Net Sales	August 31, 2017	% of Net Sales	% Change
ZERUST® industrial net sales	$8,916,850	60.5%	$7,568,751	69.4%	17.8%
ZERUST® joint venture net sales	706,995	4.8%	1,106,967	10.2%	(36.1)%
ZERUST® oil & gas net sales	1,648,380	11.2%	432,373	4.0%	281.2%
Total ZERUST® net sales	$11,272,225	76.5%	$9,108,091	83.6%	23.8%
Total Natur-Tec® sales	3,471,746	23.5%	1,793,087	16.4%	93.6%
Total net sales	$14,743,971	100.0%	$10,901,178	100.0%	35.3%

	Fiscal Year Ended
	August 31, 2018	% of Net Sales	August 31, 2017	% of Net Sales	% Change
ZERUST® industrial net sales	$35,399,280	68.8%	$27,846,643	70.4%	27.1%
ZERUST® joint venture net sales	2,908,072	5.7%	3,222,478	8.1%	(9.8)%
ZERUST® oil & gas net sales	3,066,953	6.0%	1,720,162	4.3%	78.3%
Total ZERUST® net sales	$41,374,305	80.5%	$32,789,283	82.9%	26.2%
Total Natur-Tec® sales	10,050,516	19.5%	6,779,840	17.1%	48.2%
Total net sales	$51,424,821	100.0%	$39,569,123	100.0%	30.0%

NTIC’s joint venture operating income increased 6.0% to $3,252,000 during the three months ended August 31, 2018, compared to joint venture operating income of $3,067,000 during the three months ended August 31, 2017.  The increase was attributable to the corresponding increase in total sales of the joint ventures as fees for services provided to joint ventures are a function of the net sales of NTIC’s joint ventures, which increased 6.2% to $29,907,000 during the three months ended August 31, 2018, compared to $28,163,000 for the three months ended August 31, 2017.  For fiscal 2018, NTIC’s joint venture operating income increased 20.4% to $13,670,000, from $11,352,000 last fiscal year.  Net sales of NTIC’s joint ventures increased 18.7% to $120,225,000 during fiscal 2018, compared to $101,261,000 during fiscal 2017.

Operating expenses, as a percent of net sales, for the fourth quarter of fiscal 2018 were 42.7%, compared to 47.4% for the same period last fiscal year.  This reduction was primarily a result of operating leverage on increased net sales.  For the full fiscal year, operating expenses, as a percent of net sales, were 44.6%, compared to 50.6% for fiscal 2017.

The company reported net income attributable to NTIC for the fourth quarter of fiscal 2018 of $2,142,000 or $0.45 per diluted share, compared to a net income attributable to NTIC of $1,385,000, or $0.30 per diluted share for the same period last fiscal year. For fiscal 2018, the company reported net income attributable to NTIC of $6,701,000 or $1.43 per diluted share, compared to net income attributable to NTIC of $3,422,000, or $0.75 per diluted share last fiscal year.

NTIC’s balance sheet remains strong, with no debt, and working capital of $22,838,000 at August 31, 2018, including $4,163,000 in cash and cash equivalents and $3,300,000 in available for sale securities, compared to $21,173,000 at August 31, 2017, including $6,360,000 in cash and cash equivalents and $3,767,000 in available for sale securities.

At August 31, 2018, the company had $22,951,000 of investments in joint ventures, of which over $12,800,000 or 55.8% is cash, with the remaining balance mostly made up of other working capital.

Mr. Lynch added, “Fiscal 2018’s record financial results demonstrate burgeoning momentum in our business.  Three years ago, we established annual financial goals of $60 million in sales and $2.00 per diluted share in earnings for fiscal 2019.  We continue to believe that we are well positioned to achieve these long-standing financial goals as a result of the infrastructure we have built and positive global demand trends for our corrosion prevention and compostable plastic solutions.”

Outlook

For the fiscal year ending August 31, 2019, NTIC expects its net sales to be in the range of $60.0 million and $61.5 million.  The company also anticipates net income attributable to NTIC to be in the range of $9.4 million to $9.8 million, or $2.00 and $2.10 per diluted share.

These estimates are subject to significant risks and uncertainties, including those described below under the heading “Forward-Looking Statements.”

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time to review its results of operations for the fourth quarter and full fiscal year of 2018 and its outlook, followed by a question and answer session.  The conference call will be available to interested parties through a live audio webcast available through NTIC’s website at www.ntic.com or http://ir.ntic.com/events.cfm where the webcast will be archived and accessible for at least 12 months.  The dial-in number for the conference call is (877) 670-9776 and the confirmation code is 5484508.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary environmentally beneficial products and services in over 60 countries either directly or via a network of subsidiaries, joint ventures, independent distributors and agents.  NTIC’s primary business is corrosion prevention marketed primarily under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets, for over 40 years, and in recent years has targeted and expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues.  NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resins and finished products marketed under the Natur-Tec® brand.

Forward-Looking Statements

Statements contained in this press release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such statements include NTIC’s financial guidance for fiscal 2019, its expectations regarding future contributions by NTIC China and Natur-Tec, its ability to achieve its annual financial goals for fiscal 2019 and other statements that can be identified by words such as “believes,” “continues,” “expects,” “anticipates,” “intends,” “potential,” “will,” “may,” “would,” “should,” “guidance,” “outlook” or words of similar meaning, and use of future dates. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied.  Such potential risks and uncertainties include, but are not limited to, in no particular order:  NTIC’s future financial performance and ability to achieve its financial goals and continue to declare cash dividends; NTIC’s dependence on the success of its joint ventures and fees and dividend distributions that NTIC receives from them; NTIC’s relationships with its joint ventures and its ability to maintain those relationships; NTIC’s dependence on its joint venture in Germany in particular due to its significance and the effect of a termination of this or NTIC’s other joint ventures on NTIC’s business and operating results; economic slowdown and political unrest; risks associated with NTIC’s international operations, including its operations in China, the exit of the United Kingdom from the European Union and exposure to fluctuations in foreign currency exchange rates, including in particular the Euro compared to the U.S. dollar; the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry; the level of growth in NTIC’s markets; acceptance of existing and new products; timing of NTIC’s receipt of purchase orders under supply contracts; variability in sales to customers in the oil and gas industry and the effect on NTIC’s quarterly financial results; increased competition; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, including rules relating to environmental, health and safety matters; pending and potential litigation; and NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in the company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - AUGUST 31, 2018 AND 2017

	August 31, 2018	August 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,163,023	$6,360,201
Available for sale securities	3,300,110	3,766,984
Receivables:
Trade excluding joint ventures, less allowance for doubtful accounts
of $50,000 as of August 31, 2018 and $40,000 at August 31, 2017	9,920,108	5,912,631
Trade joint ventures	761,506	691,752
Fees for services provided to joint ventures	1,357,255	1,302,944
Income taxes	273,333	137,256
Inventories	9,130,861	7,456,552
Prepaid expenses	1,661,577	439,298
Total current assets	30,567,773	26,067,618

PROPERTY AND EQUIPMENT, NET	7,168,826	7,359,662

OTHER ASSETS:
Investments in joint ventures	22,950,995	20,035,074
Deferred income taxes	1,551,536	1,756,565
Patents and trademarks, net	1,156,257	1,322,089
Other	153,849	71,685
Total other assets	25,812,637	23,185,413
Total assets	$63,549,236	$56,612,693

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,905,034	$2,676,610
Income taxes payable	70,892	—
Accrued liabilities:
Payroll and related benefits	2,747,303	1,540,386
Other	1,006,953	677,621
Total current liabilities	7,730,182	4,894,617

COMMITMENTS AND CONTINGENCIES
EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 15,000,000 shares as of August 31, 2018 and 10,000,000 shares as of August 31, 2017; issued and outstanding 4,541,303 and 4,535,018, respectively	90,826	90,700
Additional paid-in capital	14,619,777	14,163,509
Retained earnings	41,963,341	37,077,483
Accumulated other comprehensive loss	(3,597,199)	(2,471,064)
Stockholders’ equity	53,076,745	48,860,628
Non-controlling interests	2,742,309	2,857,448
Total equity	55,819,054	51,718,076
Total liabilities and equity	$63,549,236	$56,612,693

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND TWELVE MONTHS ENDED AUGUST 31, 2018 AND 2017

	Three Months Ended		Twelve Months Ended
	August 31, 2018	August 31, 2017	August 31, 2018	August 31, 2017
NET SALES:
Net sales, excluding joint ventures	$14,036,976	$9,794,211	$48,516,749	$36,346,645
Net sales, to joint ventures	706,995	1,106,967	2,908,072	3,222,478
Total net sales	14,743,971	10,901,178	51,424,821	39,569,123
Cost of goods sold	9,671,768	7,059,558	34,165,440	26,316,511
Gross profit	5,072,203	3,841,620	17,259,381	13,252,612

JOINT VENTURE OPERATIONS:
Equity in income of joint ventures	1,733,992	1,555,749	7,527,383	5,898,908
Fees for services provided to joint ventures	1,517,607	1,511,020	6,142,139	5,452,687
Total joint venture operations	3,251,599	3,066,769	13,669,522	11,351,595

OPERATING EXPENSES:
Selling expenses	2,857,732	2,566,920	10,886,011	9,283,310
General and administrative expenses	2,487,744	1,810,586	8,500,490	7,807,563
Research and development expenses	943,129	794,183	3,524,953	2,912,393
Total operating expenses	6,288,605	5,171,689	22,911,454	20,003,266

OPERATING INCOME	2,035,197	1,736,700	8,017,449	4,600,941

INTEREST INCOME	14,894	24,464	99,463	43,539
INTEREST EXPENSE	(3,955)	(4,880)	(17,962)	(20,382)

INCOME BEFORE INCOME TAX EXPENSE	2,046,136	1,756,284	8,098,950	4,624,098

INCOME TAX (BENEFIT) EXPENSE	(252,480)	219,096	876,103	699,519

NET INCOME	2,298,616	1,537,188	7,222,847	3,924,579

NET INCOME ATTRIBUTABLE TO NON- CONTROLLING INTERESTS	156,475	152,083	521,481	502,453

NET INCOME ATTRIBUTABLE TO NTIC	$2,142,141	$1,385,105	$6,701,366	$3,442,126

NET INCOME ATTRIBUTABLE TO NTIC PER COMMON SHARE:
Basic	$0.47	$0.31	$1.48	$0.76
Diluted	$0.45	$0.30	$1.43	$0.75

WEIGHTED AVERAGE COMMON SHARES
ASSUMED OUTSTANDING:
Basic	4,541,304	4,527,370	4,538,838	4,528,611
Diluted	4,751,731	4,593,745	4,685,202	4,577,359
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.10	$0.00	$0.40	$0.00

Investor and Media Contacts:
Matthew Wolsfeld, CFO
NTIC
(763) 225-6600